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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated August 27, 1996 on the financial statements of SOUTH WESTERN ELECTRICITY PLC AND SUBSIDIARIES (Predecessor Company) and the related financial statement schedule included in this registration statement.

Arthur Andersen

Bristol, England

October 22, 1996